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                                                                   EXHIBIT 10.5b

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO TRANSITION POWER PURCHASE AGREEMENT CONSTITUTING EXHIBIT 10.5a HERETO

1. Amended and Restated Transition Power Purchase Agreement by and among Sithe Energies, Inc., Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe Power Marketing, L.P. and Pennsylvania Electric Company dated as of November 24, 1999